EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 333-56281 and the Post Effective Amendment No. 1 to Registration Statement No. 333-29129 on Form S-8 of our report dated May 6, 1999, appearing in this Annual Report on Form 10-K of Artecon, Inc. for the year ended March 31, 1999.



/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
June 29, 1999